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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                     MIPS TECHNOLOGIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     previously. Identify the previous filing by registration statement number,
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                            MIPS TECHNOLOGIES, INC.
                              1225 CHARLESTON ROAD
                        MOUNTAIN VIEW, CALIFORNIA 94043

                                                                  MARCH 19, 1999

Dear Stockholder:

    Accompanying this letter is a Supplement to the Proxy Statement of MIPS Technologies, Inc. dated February 26, 1999 (the "Proxy Statement") relating to a proposed recapitalization of MIPS Technologies, including the approval and adoption of certain changes to its certificate of incorporation and by-laws pursuant to which, among other things, each issued and outstanding share of our common stock will be redesignated as one share of newly created and issued Class A common stock. The Supplement contains new information regarding certain conversion and exchange provisions of the proposed certificate of incorporation that, based on Silicon Graphics' conversations with the staff of the Internal Revenue Service subsequent to the date of the Proxy Statement, are not likely to be available to us to eliminate the dual class structure after a tax-free distribution by Silicon Graphics of its interest in MIPS Technologies. OUR BOARD OF DIRECTORS, AND THE SPECIAL COMMITTEE OF OUR BOARD OF DIRECTORS CONSTITUTED TO REVIEW THE PROPOSED TERMS OF THE RECAPITALIZATION, HAVE UNANIMOUSLY APPROVED THE RECAPITALIZATION AS DESCRIBED IN THE PROXY STATEMENT AND THE ACCOMPANYING SUPPLEMENT AND RECOMMEND THAT YOU VOTE FOR ITS APPROVAL AND ADOPTION.

    You are urged to read carefully the Proxy Statement and the accompanying Supplement for more detailed information concerning the proposed recapitalization and the special meeting of our stockholders to be held on Wednesday, March 31, 1999 at Hyatt Rickeys Hotel, 4219 El Camino Real, Palo Alto, California, commencing at 2:00 p.m. local time.

    A new proxy card is included with the enclosed Supplement. If you have not already returned the proxy card that was included in the Proxy Statement, or if you have previously returned the proxy card and wish to change the manner in which your shares are voted, please sign and date the enclosed proxy card and return it as soon as possible in the enclosed postage pre-paid, self-addressed envelope. If you have previously returned the proxy card included in the Proxy Statement and do not wish to change the manner in which your shares are voted, you do not need to return the enclosed proxy card.

                                          Very truly yours,

                                            [SIGNATURE]

                                          John E. Bourgoin
                                          CHIEF EXECUTIVE OFFICER AND PRESIDENT
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                            MIPS TECHNOLOGIES, INC.
             SUPPLEMENT TO PROXY STATEMENT DATED FEBRUARY 26, 1999

                            ------------------------

    MIPS Technologies, Inc. has previously furnished to its stockholders a Proxy Statement dated February 26, 1999 (the "Proxy Statement") in connection with the solicitation of proxies by its Board of Directors for use at a special meeting of stockholders to be held on March 31, 1999. At the special meeting, stockholders will be asked to consider and vote upon the proposed Recapitalization of MIPS Technologies, including the approval and adoption of certain changes to its certificate of incorporation and by-laws. This Supplement provides new and updated information with regard to certain conversion and exchange provisions contained in the proposed certificate of incorporation that is included in the Recapitalization Proposal. This Supplement should be read in conjunction with the Proxy Statement.

    Capitalized terms used but not otherwise defined herein have the meanings given to them in the Proxy Statement.

                            ------------------------

    This Supplement is dated March 19, 1999 and is first being mailed to our stockholders on or about March 19, 1999.
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                                       2

    If the Recapitalization is approved, we will have two classes of common stock outstanding: Class A common stock and Class B common stock. Holders of the Class A common stock, voting separately as a class, will be entitled to elect 20% of our Board of Directors, and holders of the Class B common stock will be entitled to elect the remaining directors. The Class A common stock and Class B common stock will be substantially identical in all other respects. After the Recapitalization (and until Silicon Graphics disposes of its entire interest in MIPS Technologies in a Tax-Free Distribution), Silicon Graphics will own all of the outstanding shares of Class B common stock. The proposed terms of the Class A common stock and the Class B common stock following the Recapitalization are described throughout the Proxy Statement, including under the caption "Comparison of Current and Proposed Provisions of MIPS Technologies Certificate of Incorporation and Bylaws" beginning on page 9, under the caption "Description of MIPS Capital Stock Prior to and Following the Recapitalization" beginning on page 35, and elsewhere.

    As more fully described in the Proxy Statement, the proposed amended and restated certificate of incorporation of MIPS Technologies includes provisions pursuant to which, following a Tax-Free Distribution by Silicon Graphics, the outstanding shares of Class B common stock may be converted into or exchanged for shares of Class A common stock under certain circumstances and/or subject to certain conditions. These automatic conversion and exchange provisions were designed, in part, to provide us with the ability, if permitted under then-existing tax law, to reduce the period of time following a Tax-Free Distribution during which we would continue to have a dual class capital structure. In particular, the proposed amended and restated certificate of incorporation includes the following provisions:

    - All of the outstanding shares of Class B common stock may be converted into shares of Class A common stock at any time on or after the fifth anniversary of a Tax-Free Distribution if such conversion is approved by the holders of a majority of the Class A common stock and Class B common stock, voting together as a class (Section 2(i)(ii) of the proposed amended and restated certificate of incorporation included as Annex A to the Proxy Statement); and

    - At any time after a Tax-Free Distribution, subject to certain limitations contained in the Tax Agreement between MIPS Technologies and Silicon Graphics, we may exchange all (but not less than all) of the outstanding shares of Class B common stock for shares of Class A common stock (Section 2(j)(ii) of the proposed amended and restated certificate of incorporation included as Annex A to the Proxy Statement).

The proposed amended and restated certificate of incorporation provides that either or both of the above provisions will be inoperative and therefore unavailable to eliminate the dual class capital structure if their inclusion in the amended and restated certificate of incorporation would have a material adverse effect on Silicon Graphics' ability to timely obtain a favorable ruling from the Internal Revenue Service (the "IRS") regarding the tax-free status of the Tax-Free Distribution. As indicated in the Proxy Statement, as of February 26, 1999, it was uncertain whether the conversion and exchange provisions described above would have a material adverse effect on Silicon Graphics' ability to timely obtain a favorable ruling from the IRS regarding the tax-free status of a Tax-Free Distribution. Subsequent to the date of the Proxy Statement, Silicon Graphics engaged in discussions with the IRS regarding a request submitted by Silicon Graphics to the IRS seeking a favorable ruling regarding a Tax-Free Distribution. Silicon Graphics' ruling request was based on the terms of the proposed amended and restated certificate of incorporation as described in the Proxy Statement, including the conversion and exchange provisions discussed above.

    Silicon Graphics has advised us that, based on its discussions with the IRS to date, it is highly unlikely that the IRS would grant a favorable ruling regarding a Tax-Free Distribution if the conversion and exchange provisions described above were to remain operative. Accordingly, we believe that it is highly likely that Silicon Graphics will deliver to us an opinion of counsel to the effect that such provisions would have a material adverse effect on Silicon Graphics' ability to timely obtain a favorable
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ruling from the IRS. The delivery of such an opinion would render these provisions inoperative pursuant to their terms. As a result, if the Recapitalization is approved, following a Tax-Free Distribution, except for a conversion of the Class B common stock into Class A common stock under certain circumstances if we are acquired, it is highly likely that we will have a dual class capital structure indefinitely.

    The remaining conversion and exchange provisions described in the Proxy Statement, including the automatic conversion of the Class B common stock into Class A common stock if we are acquired, as well as several automatic conversion and exchange provisions that may be triggered prior to a Tax-Free Distribution, are not affected.